Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Chris Ogle	Media Contact:	Kris Marubio
	Levi Strauss & Co.		Levi Strauss & Co.
	(800) 438-0349		(415) 501-6709
	Investor-relations@levi.com		kmarubio@levi.com
LEVI STRAUSS & CO. ANNOUNCES SECOND-QUARTER 2013 FINANCIAL RESULTS
Five Percent Increase in Net Revenues and Stronger Margins Drive Significant Net Income Growth
Balance Sheet Improves through Debt Reduction and Refinancing
SAN FRANCISCO (July 9, 2013) – Levi Strauss & Co. (LS&Co.) announced financial results today for the second quarter ended May 26, 2013.
Highlights include:

	Three Months Ended		% Increase (Decrease)
($ millions)	May 26, 2013	May 27, 2012	As Reported
Net revenues	$1,099	$1,047	5%
Net income	$48	$13	264%

Net revenues increased five percent on a reported basis and six percent without the effect of currency, driven by strong performance from the Levi's® and Dockers® brands, particularly in the Americas with growth across both wholesale and retail channels. Second quarter net income increased significantly to $48 million as compared to $13 million in the second quarter of 2012, reflecting the higher net revenue and a gross margin increase of approximately 400 basis points as compared to the second quarter of 2012.

“We are encouraged by the second quarter's progress – revenues up five percent and dramatically improved gross profit and net income. The results reflect in part the key choices we made last year to focus on our profitable core business, expand selectively beyond the core and become a world class retailer,” said Chip Bergh, president and chief executive officer. “While we clearly have more work to do, we will sharpen our focus on our core brands – Levi's® and Dockers® – with compelling product and innovation, while also investing behind brand-building and improving the overall consumer experience, whether in our own stores or with our key retail partners.”

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LS&Co. Q2 2013 Results/Add One
July 9, 2013

Second-Quarter 2013 Highlights

▪
Gross profit in the second quarter increased to $549 million compared with $481 million for the same period in 2012. Gross margin for the second quarter was 50 percent of revenues compared with 46 percent of revenues in the same quarter of 2012. The gross margin improvement reflected a lower cost of cotton in the products the company sold during the quarter, the phase-out of the Denizen® brand in Asia and increased sales from the company's retail stores.

▪
Selling, general and administrative expenses (SG&A) for the second quarter increased to $449 million from $435 million in the same period of 2012. The increase in SG&A was primarily driven by a shift of the company's advertising campaigns from the first quarter into the second quarter. SG&A as a percentage of revenue declined to 41 percent from 42 percent in the same period of 2012.

▪	Operating income for the second quarter grew to $100 million from $46 million in the same period of 2012 primarily due to the higher gross margin.

Reported regional net revenues and operating income for the quarter were as follows:

	Net Revenues			Operating Income
	Three Months Ended		% Increase (Decrease)	Three Months Ended		% Increase (Decrease)
($ millions)	May 26, 2013	May 27, 2012		May 26, 2013	May 27, 2012
Americas	$666	$605	10%	$119	$71	67%
Europe	$253	$254	—%	$37	$30	24%
Asia Pacific	$180	$188	(4)%	$33	$19	74%

•
Net revenues increased in the Americas primarily due to improved performance of both the Levi's® and Dockers® brands at key customers in the wholesale channel and in the company's retail stores. Higher operating income primarily reflected the region's higher gross margin due to the lower cost of cotton in products sold in the second quarter.

•
Net revenues in Europe were flat on a reported basis, and increased one percent without the effect of currency, as improved performance and expansion from the company-operated retail network was partially offset by a decline in the traditional wholesale channel across the region. Higher operating income reflected improved gross margin driven by increased sales from the company-operated retail network.

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LS&Co. Q2 2013 Results/Add Two
July 9, 2013

•
Net revenues in Asia Pacific declined four percent on a reported basis but were nearly flat without the effect of currency. Sales at the company-operated retail network and in traditional wholesale channels were adversely impacted by challenging conditions in most markets in the region. Higher operating income primarily reflected the company's third-quarter 2012 decision to phase out the Denizen® brand in the region, which was substantially complete by the end of the second quarter.

Cash Flow and Balance Sheet

At May 26, 2013, cash and cash equivalents of $390 million were complemented by $559 million available under the company's revolving credit facility, resulting in a total liquidity position of $949 million. Cash provided by operating activities of $254 million for the first six months of 2013 were $73 million lower than the same period in 2012, reflecting the company's lower accounts receivable balance at the beginning of 2013 as compared to the beginning of 2012.

During the quarter, the company completed an offering of $140 million of 6.875% senior notes due in 2022 and used the net proceeds along with cash on hand to prepay the remaining $275 million outstanding on the senior term loan due in 2014. Net debt – which the company defines as gross debt less cash and cash equivalents – declined to less than $1.2 billion at the end of the second quarter of 2013, compared to more than $1.3 billion at the end of 2012.

Investor Conference Call

The second-quarter 2013 investor conference call will be available through a live audio webcast today, July 9, 2013, at 1 p.m. Pacific/4 p.m. Eastern, at http://www.levistrauss.com/investors/earnings-webcast or dial-in to listen to the live call at: 800-891-4735 in the United States and Canada, or 973-200-3066 internationally; I.D. No. 96612735. A replay is available on the website the same day and will be archived for one month. A telephone replay also is available through July 15, 2013, at 800-585-8367; I.D. No. 96612735.

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LS&Co. Q2 2013 Results/Add Three
July 9, 2013

Forward Looking Statement

This news release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year 2012 and our Quarterly Reports on Form 10-Q for the quarters ended February 24, 2013 and May 26, 2013, especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

About Levi Strauss & Co.

Levi Strauss & Co. is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Dockers®, Signature by Levi Strauss & Co.™, and Denizen® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 2,900 retail stores and shop-in-shops. Levi Strauss & Co.'s reported fiscal 2012 net revenues were $4.6 billion. For more information, go to http://levistrauss.com.

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LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	May 26, 2013	November 25, 2012
	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$389,785	$406,134
Trade receivables, net of allowance for doubtful accounts of $21,117 and $20,738	342,863	500,672
Inventories:
Raw materials	4,013	5,312
Work-in-process	6,580	9,558
Finished goods	528,900	503,990
Total inventories	539,493	518,860
Deferred tax assets, net	114,677	116,224
Other current assets	130,687	136,483
Total current assets	1,517,505	1,678,373
Property, plant and equipment, net of accumulated depreciation of $782,200 and $782,766	445,887	458,807
Goodwill	239,797	239,971
Other intangible assets, net	53,991	59,909
Non-current deferred tax assets, net	607,177	612,916
Other non-current assets	116,415	120,101
Total assets	$2,980,772	$3,170,077

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Short-term debt	$54,370	$59,759
Current maturities of capital leases	987	1,760
Accounts payable	208,121	225,726
Other accrued liabilities	189,330	263,575
Accrued salaries, wages and employee benefits	176,291	223,850
Accrued interest payable	6,152	5,471
Accrued income taxes	50,672	16,739
Total current liabilities	685,923	796,880
Long-term debt	1,488,060	1,669,452
Long-term capital leases	4,382	262
Postretirement medical benefits	137,153	140,958
Pension liability	467,586	492,396
Long-term employee related benefits	67,057	62,529
Long-term income tax liabilities	30,812	40,356
Other long-term liabilities	59,623	60,869
Total liabilities	2,940,596	3,263,702
Commitments and contingencies
Temporary equity	26,262	7,883

Stockholders’ Equity (Deficit):
Levi Strauss & Co. stockholders’ equity (deficit)
Common stock — $.01 par value; 270,000,000 shares authorized; 37,397,437 shares and 37,392,343 shares issued and outstanding	374	374
Additional paid-in capital	18,169	33,365
Retained earnings	403,713	273,975
Accumulated other comprehensive loss	(412,561)	(414,635)
Total Levi Strauss & Co. stockholders’ equity (deficit)	9,695	(106,921)
Noncontrolling interest	4,219	5,413
Total stockholders’ equity (deficit)	13,914	(101,508)
Total liabilities, temporary equity and stockholders’ equity (deficit)	$2,980,772	$3,170,077
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	May 26, 2013	May 27, 2012	May 26, 2013	May 27, 2012
	(Dollars in thousands) (Unaudited)
Net revenues	$1,098,898	$1,047,157	$2,245,576	$2,212,118
Cost of goods sold	550,187	566,471	1,104,987	1,182,638
Gross profit	548,711	480,686	1,140,589	1,029,480
Selling, general and administrative expenses	449,074	435,056	859,497	873,639
Operating income	99,637	45,630	281,092	155,841
Interest expense	(32,883)	(32,411)	(65,040)	(70,984)
Loss on early extinguishment of debt	(575)	(8,206)	(689)	(8,206)
Other income (expense), net	(830)	10,697	5,236	11,869
Income before income taxes	65,349	15,710	220,599	88,520
Income tax expense	17,140	2,467	65,515	25,980
Net income	48,209	13,243	155,084	62,540
Net (income) loss attributable to noncontrolling interest	(60)	(10)	85	(89)
Net income attributable to Levi Strauss & Co.	$48,149	$13,233	$155,169	$62,451

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended		Six Months Ended
	May 26, 2013	May 27, 2012	May 26, 2013	May 27, 2012
	(Dollars in thousands) (Unaudited)
Net income	$48,209	$13,243	$155,084	$62,540
Other comprehensive income (loss), net of related income taxes:
Pension and postretirement benefits	3,199	321	7,108	617
Net investment hedge gains	6,039	15,320	2,401	15,845
Foreign currency translation losses	(5,076)	(25,068)	(8,173)	(17,644)
Unrealized gain (loss) on marketable securities	592	(449)	(370)	819
Total other comprehensive income (loss)	4,754	(9,876)	966	(363)
Comprehensive income	52,963	3,367	156,050	62,177
Comprehensive (loss) income attributable to noncontrolling interest	(387)	53	(1,193)	(201)
Comprehensive income attributable to Levi Strauss & Co.	$53,350	$3,314	$157,243	$62,378

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	May 26, 2013	May 27, 2012
	(Dollars in thousands) (Unaudited)
Cash Flows from Operating Activities:
Net income	$155,084	$62,540
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57,263	62,777
Asset impairments	1,091	233
Gain on disposal of property, plant and equipment	(144)	(151)
Unrealized foreign exchange gains	(11,048)	(19,463)
Realized loss (gain) on settlement of forward foreign exchange contracts not designated for hedge accounting	6,197	(2,530)
Employee benefit plans’ amortization from accumulated other comprehensive loss	11,717	858
Employee benefit plans’ curtailment gain, net	(510)	(995)
Noncash loss (gain) on extinguishment of debt	689	(3,643)
Amortization of deferred debt issuance costs	2,143	2,223
Stock-based compensation	3,246	2,542
Allowance for doubtful accounts	2,367	3,740
Change in operating assets and liabilities:
Trade receivables	156,324	280,568
Inventories	(20,949)	95,336
Other current assets	7,767	18,322
Other non-current assets	(289)	(4,557)
Accounts payable and other accrued liabilities	(84,347)	(73,242)
Income tax liabilities	30,196	(3,483)
Accrued salaries, wages and employee benefits and long-term employee related benefits	(72,422)	(95,576)
Other long-term liabilities	10,004	1,866
Other, net	(180)	259
Net cash provided by operating activities	254,199	327,624
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(41,891)	(36,571)
Proceeds from sale of property, plant and equipment	147	202
(Payments) proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	(6,197)	2,530
Net cash used for investing activities	(47,941)	(33,839)
Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	140,000	385,000
Repayments of long-term debt and capital leases	(325,820)	(407,203)
Proceeds from senior revolving credit facility	—	50,000
Repayments of senior revolving credit facility	—	(220,000)
Short-term borrowings, net	(4,774)	6,566
Debt issuance costs	(2,412)	(6,972)
Restricted cash	(65)	969
Repurchase of common stock	(365)	(479)
Dividend to stockholders	(25,076)	(20,036)
Net cash used for financing activities	(218,512)	(212,155)
Effect of exchange rate changes on cash and cash equivalents	(4,095)	(8,279)
Net (decrease) increase in cash and cash equivalents	(16,349)	73,351
Beginning cash and cash equivalents	406,134	204,542
Ending cash and cash equivalents	$389,785	$277,893

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$58,520	$68,466
Income taxes	13,948	22,306
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.